Exhibit 24.1

THE HOME DEPOT, INC.

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Frank L. Fernandez and Carol B. Tomé and each of them his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to one or more registration statements together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in one or more registration statements or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand as of the dates indicated below.

Signature	Title	Date

/s/ Robert L. Nardelli (Robert L. Nardelli)	Chairman, President & CEO (Principal Executive Officer)	April 27, 2005
/s/ Carol B. Tomé (Carol B. Tomé)	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 26, 2005
/s/ Gregory D. Breeneman (Gregory D. Brenneman)	Director	April 20, 2005
/s/ Richard H. Brown (Richard H. Brown)	Director	April 21, 2005
/s/ John L. Clendenin (John L. Clendenin)	Director	April 20, 2005
/s/ Berry R. Cox (Berry R. Cox)	Director	April 20, 2005
/s/ Claudio X. Gonzalez (Claudio X. Gonzalez)	Director	April 20, 2005

/s/ Milledge A. Hart, III (Milledge A. Hart, III)	Director	April 20, 2005
/s/ Bonnie G. Hill (Bonnie G. Hill)	Director	April 22, 2005
/s/ Laban P. Jackson, Jr. (Laban P. Jackson, Jr.)	Director	April 22, 2005
/s/ Lawrence R. Johnston (Lawrence R. Johnston)	Director	April 21, 2005
/s/ Kenneth G. Langone (Kenneth G. Langone)	Director	April 20, 2005
/s/ Roger S. Penske (Roger S. Penske)	Director	April 25, 2005
/s/ Thomas J. Ridge (Thomas J. Ridge)	Director	April 26, 2005